Exhibit 10.8

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

This Supplemental Retirement Benefit Plan (the “Plan”), as adopted January, 16 1992, and amended November 13, 1995, December 21, 1998, and March 4, 1999, by Wausau Paper Corp., a Wisconsin corporation (“Wausau”), for the purposes of providing deferred compensation in the form of supplemental retirement benefits for San W. Orr, Jr. (“Mr. Orr”) in recognition of his service to Wausau as its Chairman of the Board of Directors and Chief Executive Officer is hereby further amended as of this 16th day of December, 2005, effective as of January 1, 2005.

1.

Normal Supplemental Retirement Benefit.  Beginning on the first day of the first month following the last to occur of (a) Mr. Orr’s termination of employment with Wausau and each member of the Controlled Group (as hereinafter defined) of which Wausau is also a member or (b) Mr. Orr’s 60th birthday, and continuing on the first day of each succeeding month, Wausau shall pay to Mr. Orr, if he is then living, a monthly supplemental retirement benefit (Mr. Orr’s “Normal Supplemental Retirement Benefit”) in an amount equal to 50% of one-twelfth of Mr. Orr’s highest final average compensation.  For purposes of this Plan, “highest final average compensation” shall mean the annual average of the sum of (a) all compensation paid to Mr. Orr and reported on Form W-2 and (b) all amounts which would have been paid and reported on Form W-2 but were deferred at Mr. Orr’s election for the five consecutive calendar year period which yields the highest aggregate compensation so paid and deferred.  Mr. Orr’s Normal Supplemental Retirement Benefit shall not be reduced or offset by the amount of any other payment then due him from Wausau or any other plan or program now or hereafter maintained by Wausau.  For purposes of this Plan, the term “Controlled Group” means Wausau and each other member of the controlled group of corporations or other entities under common control to which Wausau belongs for purposes of determining whether a separation from service has occurred pursuant to Section 409A of the Internal Revenue Code of 1984, as amended, and the regulations promulgated thereunder.

2.

Surviving Spouse Benefit.  From and after the first day of the first month following the later of (a) the month in which Mr. Orr’s death occurs or (b) the month in which Mr. Orr would have attained his 60th birthday if Mr. Orr’s death occurs before he has attained age 60, and continuing on the first day of each succeeding month, Wausau shall pay to Mr. Orr’s spouse, if then living (Mr. Orr’s “Surviving Spouse”), a monthly benefit (the “Supplemental Surviving Spouse Benefit”) in an amount equal to 50% of the Normal Supplemental Retirement Benefit to which Mr. Orr would have then been entitled had he then been living.

3.

Change in Control of Wausau.

(a)

In the event a Change in Control of Wausau occurs prior to Mr. Orr’s death, Wausau shall pay to Mr. Orr a lump sum amount equal to the present value of Mr. Orr’s Normal Supplemental Retirement Benefit, as determined hereunder, as of the first day of the first month following such Change in Control of Wausau on which Mr. Orr is neither an employee nor a director of Wausau or of any other member of the Controlled Group of which Wausau is a member, whether or not such Change in Control occurred prior to the date on which Mr. Orr shall have ceased to be an employee or a director of Wausau.  Upon payment of the lump sum amount provided for in this subparagraph (a), Wausau shall have no further obligation to pay any benefits under this Plan.

(b)

In the event a Change in Control occurs after Mr. Orr’s death and whether or not the Supplemental Surviving Spouse Benefit shall have then become payable, Wausau shall pay to Mr. Orr’s Surviving Spouse, if then living, the present value of the unpaid Supplemental Surviving Spouse Benefit.  Upon payment of the lump sum amount provided for in this subparagraph (b), Wausau shall have no further obligation to pay any benefits under this Plan.

c)

For purposes of this plan, a “Change in Control of Wausau” shall be mean the happening of any of the following events:

(1)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Wausau (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of Wausau entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however, the following: (i) any acquisition directly from Wausau other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Wausau, (ii) any acquisition by Wausau, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Wausau or any entity controlled by Wausau, (iv) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (3) of this Section 3(c), (v) except as provided in paragraphs (4) and (5), any acquisition by any of the Woodson Entities or any of the Smith Entities, or (vi) any increase in the proportionate number of shares of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities beneficially owned by a Person to 20% or more of the shares of either of such classes of stock if such increase was solely the result of the acquisition of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities by Wausau; provided, however, that this clause (vi) shall not apply to any acquisition of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities not described in clauses (1), (ii), (iii), (iv), or (v) of this paragraph (1) by the Person acquiring such shares which occurs after such Person had become the beneficial owner of 20% or more of either the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities by reason of share purchases by Wausau; or

(2)

A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of the Plan, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by Wausau’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be deemed to be and shall be considered as though such individual were a member of the Incumbent Board, but provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed or considered as a member of the Incumbent Board; or

(3)

Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of Wausau or the acquisition of the assets or securities of any other entity (a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation  resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns or all or substantially all of Wausau’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (other than Wausau, any employee benefit plan (or related trust) of Wausau, any Woodson Entity, any Smith Entity, or such Resulting Corporation) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such Resulting Corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to Wausau prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

(4)

the Woodson Entities acquire beneficial ownership of more than 35% of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or

(5)

the Smith Entities acquire beneficial ownership of more than 35% of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or

(6)

The approval by the shareholders of Wausau of a complete liquidation or dissolution of Wausau.

For purposes of this Section 3(c), the term “Woodson Entities” shall mean Aytchmonde P. Woodson, Leigh Yawkey Woodson and Alice Richardson Yawkey, members of their respective families and their respective descendants (the “Woodson Family”), heirs or legatees of any of the Woodson Family members, transferees by will, laws of descent or distribution or by operation of law of any of the foregoing (including of any such transferees) (including any executor or administrator of any estate of any of the foregoing), any trust established by any of Aytchmonde P. Woodson, Leigh Yawkey Woodson, or Alice Richardson Yawkey, whether pursuant to last will or otherwise, any partnership, trust or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of Wausau (including any beneficiary or trustee, partner, manager or director of any of the foregoing or any other Person serving any such entity in a similar capacity).

For purposes of this Section 3(c), the term “Smith Entities” shall mean David B. Smith and Katherine S. Smith, members of their respective families and their respective descendants (the “Smith Family”), heirs or legatees of any of the Smith Family members, transferees by will, laws of descent or distribution or by operation of law of any of the foregoing (including of any such transferees) (including any executor or administrator of any estate of any of the foregoing), any trust established by either of David B. Smith or Katherine S. Smith, whether pursuant to last will or otherwise, any partnership, trust or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of Wausau (including any beneficiary or trustee, partner, manager or director of any of the foregoing or any other Person serving any such entity in a similar capacity).

For purposes of this Section 3(c), the terms “Affiliate” and “Associate” shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Plan.

(d)

For purposes of this Plan, the present value of Mr. Orr’s Normal Supplemental Retirement Benefit or the Supplemental Surviving Spouse Benefit shall be determined by reference to the 1983 Individual Annuity Mortality Table with an assumed interest rate equal to the “immediate annuity rate” as then in effect as determined by the Pension Benefit Guaranty Corporation and promulgated in Appendix B to 29 C.F.R. ‘ 2619.65 or any successor regulation adopted for the same or substantially similar purpose.

4.

Supplemental Retirement Benefits in Addition to other Rights and Benefits.  The rights and benefits conferred upon Mr. Orr (and Mr. Orr’s Surviving Spouse) pursuant to this Plan shall be in addition to all other rights and benefits conferred upon Mr. Orr by Wausau by reason of his employment.

5.

Nature of Wausau’s Obligations and Mr. Orr’s Rights. Neither Mr. Orr nor his Surviving Spouse, if any, shall acquire any right, title or interest in the assets of Wausau by reason of this Plan.  To the extent Mr. Orr or his Surviving Spouse shall acquire a right to receive payments from Wausau pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of Wausau.

6.

Assignment by Mr. Orr Prohibited.  This Plan and Mr. Orr’s rights and benefits hereunder (and the rights of his Surviving Spouse, if any) shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by Mr. Orr or such Surviving Spouse, their personal representatives or heirs or any other person or persons or organization or organizations succeeding to any of their rights and benefits hereunder.

7.

Funding.  All benefits paid or payable pursuant to the terms of this Plan shall be paid out of the general assets of Wausau.

8.

Claims Procedure.  The claims procedure set forth in the Wausau Paper Retirement Plan or any successor to such plan is incorporated herein by this reference as the claims procedure for this Plan.

9.

Plan Administrator.  The plan administrator and named fiduciary of the Plan shall be Wausau.

10.

Binding Effect.  This Plan shall be binding upon and inure to the benefit of (1) Mr. Orr and his Surviving Spouse and their personal representatives and heirs and any other person or persons or organization or organizations succeeding to any of Mr. Orr’s rights or benefits hereunder, and (2) Wausau and its successors and assigns.

11.

Severability.  The invalidity or unenforceability of any provision of this Plan shall not invalidate or render unenforceable any other provision of this agreement.

12.

Governing Law.  This Plan shall be governed by the Employee Retirement Income Security Act of 1974, as amended, and to the extent not preempted by such Act, by the laws of the State of Wisconsin.

13.

Section 409A Compliance.  Notwithstanding any other provisions of the Plan, no distribution otherwise provided for by this Plan shall be made if such distribution would cause the Plan to fail to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and cause the Participant to be subject to the interest and additional tax imposed pursuant to Code Section 409A(a)(1)(B), and any such distribution shall be modified so that such distribution will then comply with the requirements of Code Section 409A so as to preclude the application of Code Section 409A(a)(1)(B); including, if required, the deferral of any distribution for a period of not less than six months following the Termination of Employment of a Participant who was a key employee, as determined pursuant to Code Section 409A.

IN WITNESS WHEREOF, Wausau has caused this amended agreement to be executed by its President thereunto duly authorized as of this 16th day of December, 2005.

WAUSAU PAPER CORP.

By:THOMAS J. HOWATT

Thomas J. Howatt

As its President

AMENDMENTS TO THE

SUPPLEMENTAL RETIREMENT BENEFIT PLAN FOR SAN W. ORR, JR.

ORIGINALLY ADOPTED JANUARY 16, 1992

Under authority granted by resolution of the Compensation Committee of the Board of Directors of Wausau Paper Corp. dated December 15, 2005, the undersigned officer hereby adopts the following amendments to the Supplemental Retirement Benefit Plan for San W. Orr, Jr., which was originally adopted January 16, 1992 and last amended December 16, 2005.

Paragraph 2 shall be amended by substituting the phrase “Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)” for the phrase “Section 409A of the Internal Revenue Code of 1984, as amended” where it appears therein.

Paragraph 3(c) shall be amended in its entirety to read as follows effective January 1, 2005:

“For purposes of this plan, a “Change in Control of Wausau” shall mean a “change of control” of Wausau as defined in Code Section 409A and the regulations promulgated thereunder.”

Dated this 20th day of November, 2008.

SCOTT P. DOESCHER

Scott P. Doescher

Senior Vice President, Finance